7


NAME OF REGISTRANT:
Franklin New York Tax-Free Trust
File No. 811-04787

EXHIBIT - Item 77Q1 (g):  Exhibits


              AGREEMENT AND PLAN OF REORGANIZATION


          This Agreement and Plan of Reorganization ("Agreement") is made as of this 25th day of January, 2008, by and between Franklin New York Tax-Free Trust, a Massachusetts business trust (the "Trust"), and Franklin New York Tax-Free Trust, a Delaware statutory trust (the "DE Trust") (the Trust and the DE Trust are hereinafter collectively referred to as the "parties").

          In consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1.   Plan of Reorganization.

          (a) Upon satisfaction of the conditions precedent described in Section 3 hereof, the Trust, on behalf of itself and its four separately designated series, as listed on Exhibit A hereto (collectively, the "MA series"), will convey, transfer and deliver to the DE Trust, on behalf of each of its separately designated series (collectively, the "DE series") (each of which corresponds to the MA series with the same name), at the closing provided for in Section 2 (hereinafter referred to as the "Closing") all of the Trust's then-existing assets, including the assets of the MA series (the "Assets"), such Assets to become the Assets of the corresponding DE series. In consideration thereof, the DE Trust, on behalf of each DE series, agrees at the Closing
(i) to assume and pay when due all obligations and liabilities of the corresponding MA series (including such MA series' portion of any obligation and liability of the Trust), existing on or after the Effective Date of the Reorganization (as defined in Section 2 hereof), whether absolute, accrued, contingent or otherwise, including all fees and expenses in connection with this Agreement, which fees and expenses shall, in turn, include, without limitation, costs of legal advice, accounting, printing, mailing, proxy solicitation and transfer taxes, if any (collectively, the "Liabilities"), such Liabilities to become the obligations and liabilities of the corresponding DE series; and
(ii) to deliver to the Trust, on behalf of each MA series, in accordance with paragraph (b) of this Section 1, full and fractional shares of each class of shares of beneficial interest, without par value, of the corresponding DE series, equal in number to the number of full and fractional shares of the corresponding class of shares of beneficial interest, without par value, of the MA series outstanding at the time of calculation of the MA series' net asset value ("NAV") on the business day immediately preceding the Effective Date of the Reorganization. The reorganizations contemplated hereby are intended to qualify as reorganizations within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The Trust shall distribute to the MA series' shareholders the shares of the corresponding DE series in accordance with this Agreement and the resolutions of the Board of Trustees of the Trust (the "Board of Trustees") authorizing the transactions contemplated by this Agreement.

          (b) In order to effect the delivery of shares described in Section 1(a)(ii) hereof, the DE Trust will establish an open account for each shareholder of the Trust and, on the Effective Date of the Reorganization, will credit to such account full and fractional shares of beneficial interest, without par value, of the corresponding DE series and class of the DE Trust equal to the number of full and fractional shares of beneficial interest such shareholder holds in the corresponding MA series and classes of the Trust at the time of calculation of the Trust's NAV on the business day immediately preceding the Effective Date of the Reorganization. Fractional shares of the DE Trust will be carried to the third decimal place. At the time of calculation of the MA series' NAV on the business day immediately preceding the Effective Date of the Reorganization, the NAV per share of each DE series and class of shares of the DE Trust shall be deemed to be the same as the NAV per share of each corresponding MA series and class of shares of the Trust. On the Effective Date of the Reorganization, each certificate representing shares of a class of shares of an MA series will be deemed to represent the same number of shares of the corresponding DE series and class of the DE Trust.
Simultaneously with such crediting of the shares of the DE Trust to the shareholders of record of the Trust, the shares of the Trust held by such shareholders shall be cancelled. Each shareholder of the Trust will have the right to deliver their share certificates of the Trust to the DE Trust in exchange for share certificates of the DE Trust. However, a shareholder need not deliver such certificates to the DE Trust unless the shareholder so desires.

          (c) As soon as practicable after the Effective Date of the Reorganization, the Trust shall take all necessary steps under Massachusetts law to effect a complete dissolution of the Trust and the MA series.

          (d) The expenses of entering into and carrying out this Agreement will be borne by the Trust to the extent not paid by its investment manager.

     2.   Closing and Effective Date of the Reorganization.

          The Closing shall consist of (i) the conveyance, transfer and delivery of the Assets to the DE Trust, on behalf of its DE series, in exchange for the assumption and payment, when due, by the DE Trust, on behalf of its DE series, of the Liabilities of the corresponding MA series; and (ii) the issuance and delivery of the DE series' shares in accordance with Section 1(b), together with related acts necessary to consummate such transactions. Subject to receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Trust at which this Agreement is considered and approved, the Closing shall occur on such date as the officers of the parties may mutually agree ("Effective Date of the Reorganization").

     3.   Conditions Precedent.

          The obligations of the Trust and the DE Trust to effectuate the transactions hereunder shall be subject to the satisfaction of each of the following conditions:

          (a) Such authority and orders from the U.S. Securities and Exchange Commission (the "Commission") and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received;

          (b) (i) One or more post-effective amendments to the Trust's Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "1940 Act"), containing such amendments to such Registration Statement as are determined under the supervision of the Board of Trustees to be necessary and appropriate as a result of this Agreement, shall have been filed with the Commission; (ii) the DE Trust shall have adopted as its own such Registration Statement, as so amended;
(iii) the most recent post-effective amendment or amendments to the Trust's Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (other than any such stop order, proceeding or threatened proceeding which shall have been withdrawn or terminated); and (iv) an amendment of the Form N-8A Notification of Registration filed pursuant to Section 8(a) of the 1940 Act ("Form N-8A") reflecting the change in legal form of the Trust to a Delaware statutory trust shall have been filed with the Commission and the DE Trust shall have expressly adopted such amended Form N-8A as its own for purposes of the 1940 Act;

          (c) Each party shall have received an opinion of Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania, to the effect that, assuming the reorganizations contemplated hereby are carried out in accordance with this Agreement, the laws of the Commonwealth of Massachusetts and the State of Delaware, and in accordance with customary representations provided by the parties in a certificate(s) delivered to Stradley Ronon Stevens & Young, LLP, each reorganization contemplated by this Agreement qualifies as a "reorganization" under Section 368 of the Code, and thus will not give rise to the recognition of income, gain or loss for federal income tax purposes to the Trust, on behalf of the MA series, the DE Trust, on behalf of the DE series, or their shareholders;

          (d) The Trust shall have received an opinion of Stradley Ronon Stevens & Young, LLP, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the Trust, to the effect that (i) the DE Trust is a statutory trust duly formed, in good standing and having a legal existence under the laws of the State of Delaware;
(ii) this Agreement and the transactions contemplated thereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite statutory trust action of the DE Trust and this Agreement is a legal, valid and binding agreement of the DE Trust in accordance with its terms; and (iii) the shares of the DE Trust to be issued in the reorganization, upon issuance thereof in accordance with this Agreement, will have been validly issued and fully paid and will be nonassessable by the DE Trust;

          (e) The DE Trust shall have received the opinion of Stradley Ronon Stevens & Young, LLP, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the DE Trust, to the effect that: (i) the Trust is duly authorized to exercise all of the powers in its Declaration of Trust and to transact business under the laws of the Commonwealth of Massachusetts; and (ii) this Agreement and the transactions contemplated hereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite trust action of the Trust and this Agreement is a legal, valid and binding agreement of the Trust in accordance with its terms;

          (f) The shares of the DE Trust are eligible for offering to the public in those states of the United States and jurisdictions in which the shares of the Trust are currently eligible for offering to the public so as to permit the issuance and delivery by the DE Trust of the shares contemplated by this Agreement to be consummated;

          (g) This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the appropriate action of the Board of Trustees and the shareholders of the Trust;

          (h) The shareholders of the Trust shall have voted to direct the Trust to vote, and the Trust shall have voted, as sole shareholder of the MA series of the Trust, to:

               (1)  Elect as Trustees of the DE Trust the
following individuals: Harris J. Ashton, Robert F. Carlson, Sam Ginn, Edith E. Holiday, Charles B. Johnson, Gregory E. Johnson, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson, John B. Wilson, and John B. Wilson; and

               (2) Approve the Investment Management Agreements between Franklin Advisers, Inc. (the "Investment Manager") and the DE Trust, on behalf of the DE series of the DE Trust, which are substantially identical to the then-current Investment Managements Agreement between the Investment Manager and the Trust on behalf of the MA series of the Trust;

          (i) The Trustees of the DE Trust shall have duly adopted and approved this Agreement and the transactions contemplated hereby, including authorization of the issuance and delivery by the DE Trust of shares of the DE Trust on the Effective Date of the Reorganization and the assumption by the DE Trust of the Liabilities of the Trust in exchange for the Assets of the Trust pursuant to the terms and provisions of this Agreement, and shall have taken the following actions at a meeting duly called for such purposes:

               (1)  Approval of the Investment Management
Agreements described in paragraph (h)(2) of this Section 3 between the Investment Manager and the DE Trust;

               (2) Approval of the assignment to the DE Trust of the custody agreement, as amended to date, between the Bank of New York and the Trust;

               (3) Selection of PricewaterhouseCoopers LLP as the DE Trust's independent auditors for the fiscal year ending
September 30, 2008;

               (4)  Approval of a subcontract for fund
administrative services and a fund administration agreement with Franklin Templeton Services, LLC;

               (5)  Approval of the distribution agreements
between the DE Trust and Franklin Templeton Distributors, Inc.;

               (6)  Approval of a form of dealer agreement
between the applicable dealer and Franklin Templeton
Distributors, Inc., including any amendment(s) to the form of dealer agreement;

               (7)  Approval of distribution plans by the DE
Trust pursuant to Rule 12b-1 under the 1940 Act relating to each of Class A and Class C;

               (8) Approval of the multiple class plans pursuant to Rule 18f-3;

               (9) Approval of a transfer agent and shareholder services agreement with Franklin Templeton Investor Services,
LLC;

               (10) Authorization of the issuance by the DE Trust of one share of the series of the DE Trust to the Trust in consideration for the payment of $10.00 for each such share for the purpose of enabling the Trust to vote on the matters referred to in paragraph (h) of this Section 3, and the subsequent redemption of such shares, all prior to the Effective Date of the Reorganization; and

               (11) Submission of the matters referred to in paragraph (h) of this Section 3 to the Trust as sole shareholder of the DE series of the DE Trust.

          At any time prior to the Closing, any of the foregoing conditions may be waived or amended, or any additional terms and conditions may be fixed, by the Board of Trustees, if, in the judgment of such Board, such waiver, amendment, term or condition will not affect in a materially adverse way the benefits intended to be accorded the shareholders of the Trust under this Agreement.

     4.   Dissolution of the Trust.

          Promptly following the consummation of the Closing, the officers of the Trust shall take all steps necessary under Massachusetts law to dissolve its business trust status and the MA series, including publication of any necessary notices to creditors, receipt of any necessary pre-dissolution clearances from The Commonwealth of Massachusetts, and filing for record with the Secretary of The Commonwealth of Massachusetts of a Certificate of Termination.

     5.   Termination.

          The Board of Trustees of the Trust may terminate this Agreement and abandon the reorganization contemplated hereby, notwithstanding approval thereof by the shareholders of the Trust, at any time prior to the Effective Date of the Reorganization if, in the judgment of such Board, the facts and circumstances make proceeding with this Agreement inadvisable.

     6.   Entire Agreement.

          This Agreement embodies the entire agreement between the parties hereto and there are no agreements, understandings, restrictions or warranties among the parties hereto other than those set forth herein or herein provided for.

     7.   Further Assurances; Other Agreements.

          The Trust and the DE Trust shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

          The parties acknowledge and agree that this Agreement has been made and executed on behalf of the Trust and is not executed or made by the officers or Trustees of the Trust individually, but only as officers and Trustees under the Trust's Agreement and Declaration of Trust, as amended and restated to date, and that the obligations of the Trust hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but bind only the estate of the Trust.

     8.   Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     9.   Governing Law.

          This Agreement and the transactions contemplated hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Trust and the DE Trust have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its President or a Vice President and attested by its Secretary or an Assistant Secretary, all as of the day and year first-above written.













                                 FRANKLIN NEW YORK TAX-FREE
                                 TRUST
                                 (a Massachusetts business
Attest:                          trust)


By/s/Steven J. Gray
  Name: Steven J. Gray
  Title: Assistant Secretary     By/s/David P. Goss
                                   Name: David P. Goss
                                   Title: Vice President

                                 FRANKLIN NEW YORK TAX-FREE
Attest:                          TRUST
                                 (a Delaware statutory trust)

By/s/Steven J. Gray
  Name: Steven J. Gray
  Title: Assistant Secretary
                                 By/s/David P. Goss
                                   Name: David P. Goss
                                   Title: Vice President


                            EXHIBIT A

Franklin New York Insured Tax-Free Income Fund
Franklin New York Intermediate-Term Tax-Free Income Fund
Franklin New York Limited-Term Tax-Free Income Fund
Franklin New York Tax-Exempt Money Fund